Exhibit 10.3

EXECUTION VERSION

PERSONAL GUARANTY AND STOCK PLEDGE AGREEMENT

This Personal Guaranty and Stock Pledge Agreement (this “Agreement”) is made as of October ____, 2026, by JASON RUEGG, an individual (“Guarantor”), and RUEGG CAPITAL GROUP, INC., a North Carolina business corporation (“Pledgor”), in favor of BPC MANAGEMENT, LLC, a North Carolina limited liability company (in its capacity as lender, “Lender,” and in its capacity as secured party, “Secured Party”).

RECITALS

A. Off The Hook Yacht Sales NC, LLC, a North Carolina limited liability company (“Borrower”), has issued to Lender that certain Subordinated Promissory Note dated as of the date of this Agreement in the principal amount of up to $2,200,000 (as amended, restated, supplemented, or otherwise modified from time to time, the “Note”), under which Lender is making the Initial Advance and may, at its option, make the Second Advance.

B. Guarantor is the Manager of Borrower and the controlling shareholder of NextBoat, Inc., a Nevada corporation and the parent of Borrower (“NextBoat” or the “Issuer”), and is the President of Pledgor. Guarantor will derive substantial direct and indirect benefit, and Pledgor, as an affiliate of Borrower under common control with Borrower, will derive substantial indirect benefit, from the Advances.

C. As a condition to, and in material inducement of, Lender making the Advances, Lender requires that (i) Guarantor guarantee the Obligations and (ii) Pledgor pledge the Pledged Collateral as security, and each of Guarantor and Pledgor is willing to do so.

NOW, THEREFORE, in consideration of the foregoing and to induce Lender to make the Advances, Guarantor and Pledgor agree as follows:

1. DEFINITIONS

1.1 Obligations. “Obligations” means all present and future indebtedness, liabilities, and obligations of Borrower to Lender arising under or in connection with the Note (whether now existing or hereafter arising, and whether direct or indirect, absolute or contingent), including all principal of each Advance, Interest, Origination Fees, any Extension Premium, Default Interest, and all costs and expenses of enforcement and collection (including reasonable attorneys’ fees) payable under the Note.

1.2 Pledged Shares. “Pledged Shares” means __________ (______) shares of common stock of the Issuer (NYSE American: NXB) (the “Common Stock”) registered in the name of Pledgor on the books of the Transfer Agent, having an aggregate Collateral Value of not less than $5,000,000 as of the date of this Agreement (determined using the ten (10) Trading Day VWAP ending on the Trading Day before the date of this Agreement), together with all additional shares of Common Stock or other securities delivered, substituted, or required to be delivered under Section 10.

1.3 Pledged Collateral. “Pledged Collateral” means, collectively, the Pledged Shares and all dividends, distributions, stock splits, reclassifications, substitutions, additions, and other proceeds of or with respect to the Pledged Shares.

1.4 Transfer Agent; Escrow Agent. “Transfer Agent” means ClearTrust, LLC, the transfer agent for the Common Stock, or any successor transfer agent. “Escrow Agent” means ClearTrust, LLC or such other escrow or control party as the parties may mutually engage to hold or control the Pledged Collateral.

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1.5 Collateral Value. “Collateral Value” means, as of any date of determination, the number of Pledged Shares multiplied by the volume-weighted average price per share of the Common Stock on the NYSE American (or the principal securities market on which the Common Stock is then traded) over the ten (10) consecutive Trading Days ending on such date.

1.6 Required Coverage Amount. “Required Coverage Amount” means $5,000,000, which shall not be reduced by any partial payment of the Obligations.

1.7 Other Terms. “Securities Act” means the Securities Act of 1933, as amended; “Rule 144” means Rule 144 thereunder; “Trading Day” and “Business Day” have their customary meanings. Capitalized terms used but not defined in this Agreement have the meanings given to them in the Note.

2. GUARANTY

2.1 Guaranty of Payment and Performance. Guarantor absolutely, unconditionally, and irrevocably guarantees to Lender the full and punctual payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of all of the Obligations. This is a guaranty of payment and performance, and not merely of collection.

2.2 Direct Liability. Lender may enforce this Agreement against Guarantor without first proceeding against Borrower, NextBoat, any other guarantor, or any collateral (including the Pledged Collateral), and without pursuing any other right or remedy. Guarantor’s liability is primary, direct, and independent of the obligations of Borrower and NextBoat.

3. CONTINUING GUARANTY

This guaranty is a continuing guaranty and applies to all Obligations, including Obligations arising from the Second Advance, without the need for any further consent, acknowledgment, or signature by Guarantor. It remains in full force and effect until all Obligations have been indefeasibly paid and performed in full, and is not discharged by any intermediate payment or satisfaction.

4. GUARANTY ABSOLUTE; WAIVERS

4.1 Absolute and Unconditional. The obligations of Guarantor are absolute and unconditional and shall not be affected, reduced, released, or impaired by, and Guarantor waives any defense based upon: (a) any lack of validity, legality, or enforceability of the Note or any Obligation; (b) any change in the time, manner, or place of payment of, or any amendment, modification, extension, renewal, increase, or waiver of, the Note or any Obligation, whether or not Guarantor has notice or consents thereto; (c) any release, substitution, impairment, or non-perfection of any collateral (including the Pledged Collateral), or any release or modification of the liability of Borrower, NextBoat, or any other guarantor or co-obligor; (d) the absence of any action to enforce the Obligations against Borrower or any other person; (e) any insolvency, bankruptcy, reorganization, or similar proceeding affecting Borrower; or (f) any other circumstance (other than indefeasible payment in full) that might otherwise constitute a defense available to, or a discharge of, a guarantor or surety.

4.2 Waivers. Guarantor waives: (a) presentment, demand for payment, protest, notice of dishonor, notice of acceptance, notice of the creation or incurrence of any Obligation, and all other notices and demands; (b) any requirement that Lender first proceed against, exhaust its remedies against, or marshal assets in favor of Borrower, any collateral, or any other guarantor or co-obligor; and (c) all suretyship and guarantor defenses generally.

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5. REINSTATEMENT

If any payment applied to the Obligations is at any time rescinded, avoided, or must otherwise be restored or returned by Lender, whether upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, this Agreement and Guarantor’s obligations hereunder (including the pledge of the Pledged Collateral) shall be reinstated with respect to the amount so restored or returned as though such payment had not been made.

6. SUBORDINATION; WAIVER OF SUBROGATION

Until all Obligations have been indefeasibly paid in full: (a) Guarantor waives and shall not exercise any right of subrogation, reimbursement, indemnification, or contribution against Borrower arising out of any payment made or Pledged Collateral applied under this Agreement; and (b) any present or future indebtedness of Borrower owing to Guarantor is subordinated to the prior indefeasible payment in full of the Obligations, provided that the foregoing is subject and subordinate to any prior subordination of such indebtedness in favor of the Senior Lender.

7. GUARANTOR REPRESENTATIONS

Guarantor represents and warrants that: (a) Guarantor has the legal capacity to enter into and perform this Agreement; (b) this Agreement constitutes the legal, valid, and binding obligation of Guarantor, enforceable in accordance with its terms; (c) Guarantor will derive substantial benefit from the Advances; (d) Guarantor has had the opportunity to consult independent legal, tax, and financial advisors of Guarantor’s choosing and is not relying on any statement of Lender; (e) Guarantor and Pledgor acknowledge that counsel to Borrower and NextBoat represents Borrower and NextBoat only, and has not represented Guarantor or Pledgor in connection with this Agreement; (f) the execution and delivery of this Agreement do not violate any agreement or order binding upon Guarantor; and (g) there are no agreements, arrangements, or understandings between Guarantor or his affiliates, on the one hand, and Lender or its affiliates, on the other hand, relating to the Note or this Agreement other than the Note and the Credit Support Documents.

8. GRANT OF SECURITY INTEREST; LIMITED RECOURSE

8.1 Grant. As security for the prompt and complete payment and performance of the Obligations and all of Guarantor’s obligations under this Agreement, Pledgor hereby pledges, assigns, and grants to Secured Party a continuing first-priority security interest in and lien upon all of Pledgor’s right, title, and interest in and to the Pledged Collateral, whether now owned or hereafter acquired and wherever located.

8.2 Limited Recourse to Pledgor. Except for Pledgor’s fraud, intentional misrepresentation, willful misconduct, unauthorized transfer or double pledge of Pledged Collateral, Pledgor’s liability for payment of the Obligations is limited to the Pledged Collateral. Nothing limits Guarantor’s full-recourse personal liability or Pledgor’s liability for its own wrongful acts.

9. DELIVERY, ESCROW, AND PERFECTION

9.1 Control of Book-Entry Shares. The parties acknowledge that the Pledged Shares are uncertificated securities held in direct-registration (book-entry) form on the books of the Transfer Agent. Promptly following the date of this Agreement, Pledgor shall, and shall cause the Transfer Agent to, take such actions as are necessary to grant Secured Party “control” of the Pledged Collateral within the meaning of Sections 8-106(c) and 9-106 of the Uniform Commercial Code, including by (a) entering into the Escrow and Control Agreement among Pledgor, Secured Party, and ClearTrust, LLC, as Escrow Agent (the “Control Agreement”), (b) causing the Transfer Agent to register the Pledged Shares in a pledged book-entry position identifying Secured Party as pledgee, and (c) causing the Transfer Agent to record a pledge notation and stop-transfer restriction against the Pledged Shares. Pledgor shall execute such instructions, assignments, and authorizations (with medallion signature guarantees where required) as the Transfer Agent reasonably requires.

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9.2 Control Agreement. In the event of any conflict between this Agreement and the Control Agreement as to the parties’ rights in the Pledged Collateral, this Agreement controls as between Pledgor and Secured Party.

9.3 Further Assurances. Pledgor authorizes Secured Party to file one or more UCC financing statements describing the Pledged Collateral, and shall promptly execute and deliver such stock powers, instructions, and other documents, and take such further actions, as Secured Party may reasonably request to create, perfect, maintain, and enforce the security interest granted under this Agreement.

10. COVERAGE; TOP-UP; SUBSTITUTION

10.1 Minimum Coverage. Pledgor shall at all times maintain Pledged Collateral having a Collateral Value of not less than the Required Coverage Amount.

10.2 Top-Up. Secured Party may determine Collateral Value at any time. If at any time the Collateral Value is less than the Required Coverage Amount, then within three (3) Business Days after notice from Secured Party, Pledgor shall deposit with the Escrow Agent additional shares of Common Stock (which shall become Pledged Shares), other marketable securities acceptable to Secured Party, or cash, in an amount sufficient to restore the Collateral Value to at least the Required Coverage Amount. Failure to do so within such period is an Event of Default.

10.3 Substitution and Release of Excess. Pledgor may, with Secured Party’s prior written consent (not to be unreasonably withheld), substitute collateral of equal or greater Collateral Value. So long as no Event of Default exists, Secured Party shall, upon Pledgor’s written request, instruct the Escrow Agent to release Pledged Collateral to the extent the Collateral Value, after giving effect to the release, would exceed the Required Coverage Amount.

11. SECURITIES LAW MATTERS; RULE 144

11.1 Restricted and Control Securities. Pledgor acknowledges that the Pledged Shares are “restricted securities” and/or “control securities” within the meaning of the Securities Act, are held by an affiliate of the Issuer, may bear a restrictive legend, and that any sale, transfer, or other disposition of the Pledged Collateral by Secured Party is subject to the Securities Act, Rule 144, and applicable state securities laws.

11.2 Cooperation. Pledgor shall, at Pledgor’s expense, cooperate with Secured Party to facilitate any permitted disposition of the Pledged Collateral, including by furnishing Rule 144 seller representation letters and any required Form 144, instructing the Transfer Agent to remove restrictive legends and process transfers when permitted, and providing customary legal opinions; provided that nothing herein requires Secured Party or the Issuer to register the Pledged Collateral under the Securities Act.

11.3 Commercial Reasonableness. Pledgor agrees that, in light of applicable securities-law restrictions, Secured Party may dispose of the Pledged Collateral in one or more private sales, sales of restricted securities, or sales limited to purchasers who will agree to acquisition for investment and not with a view to distribution, and that any such disposition conducted in compliance with applicable securities laws shall be deemed commercially reasonable notwithstanding that it may yield a lower price than a public sale of unrestricted securities.

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11.4 Insider Policy; Filings. Guarantor and Pledgor acknowledge that (a) the pledge of the Pledged Shares is subject to pre-clearance under the Issuer’s insider trading policy, which shall be obtained before the Control Agreement is delivered to the Transfer Agent; (b) Guarantor and Pledgor are solely responsible for any filings required of them under Sections 13(d) and 16 of the Securities Exchange Act of 1934, as amended, in connection with this Agreement; and (c) the Issuer may describe this Agreement, and file it as an exhibit, in its filings with the Securities and Exchange Commission.

12. VOTING AND DISTRIBUTIONS

12.1 Before Default. So long as no Event of Default has occurred and is continuing, Pledgor may exercise voting rights with respect to the Pledged Shares in a manner not inconsistent with this Agreement and may retain ordinary cash dividends; provided that all stock dividends, stock splits, reclassifications, and other non-cash distributions on the Pledged Shares shall constitute Pledged Collateral and be delivered to the Escrow Agent.

12.2 After Default. Upon and during the continuance of an Event of Default, Secured Party may, upon notice, exercise all voting and consensual rights with respect to the Pledged Shares and receive and apply all dividends and distributions to the Obligations.

13. PLEDGE REPRESENTATIONS AND COVENANTS

13.1 Representations. Pledgor represents and warrants that: (a) Pledgor is a North Carolina business corporation, duly organized, validly existing, and in good standing; (b) Pledgor is the sole legal and beneficial owner of the Pledged Shares, free and clear of all liens, encumbrances, and adverse claims other than the security interest granted hereunder; (c) the Pledged Shares are not subject to, and are separate from any shares subject to, the pledge in favor of RLLT Capital, LLC under the Personal Guaranty and Stock Pledge Agreement dated as of June 22, 2026, or any other pledge, lock-up, or control arrangement; (d) the Pledged Shares are duly authorized, validly issued, fully paid, and non-assessable; (e) the execution, delivery, and performance of this Agreement and the pledge of the Pledged Collateral have been duly authorized by all necessary corporate action of Pledgor; and (f) no consent or approval not obtained is required for the pledge, other than the Issuer, Transfer Agent, and securities-law compliance steps contemplated by Sections 9 and 11.

13.2 Covenants. Pledgor shall not, without Secured Party’s prior written consent: (a) sell, assign, transfer, or otherwise dispose of any Pledged Collateral; (b) create or permit any lien on the Pledged Collateral other than the security interest granted hereunder; or (c) take or omit any action that would impair the Pledged Collateral or Secured Party’s security interest or control. Pledgor shall maintain the Required Coverage Amount and promptly notify Secured Party of any event materially affecting the Pledged Collateral.

14. EVENTS OF DEFAULT; REMEDIES

14.1 Events of Default. Each of the following is an “Event of Default”: (a) an Event of Default under the Note after any expressly applicable cure period; (b) failure to pay any amount when due; (c) failure to satisfy Section 10.2 within its stated period; (d) any unauthorized transfer, pledge or impairment of Pledged Collateral by Pledgor or Guarantor; (e) loss of perfected first-priority control of the Pledged Collateral, or any adverse claim to the Pledged Collateral, regardless of cause; provided that if such loss results from an administrative issue outside the control of Pledgor and Guarantor, it shall not be an Event of Default if control is restored within five (5) Business Days and no competing claim arises; (f) any materially false representation; or (g) failure to comply with any other material obligation for three (3) Business Days after notice, but only if capable of cure.

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14.2 Remedies. Upon an Event of Default, Secured Party may exercise all rights and remedies of a secured party under the Uniform Commercial Code and other applicable law, including the right to instruct the Escrow Agent and Transfer Agent to transfer the Pledged Collateral to Secured Party or its designee, to register the Pledged Shares in Secured Party’s name, and to sell or otherwise dispose of the Pledged Collateral (subject to Section 11) and apply the net proceeds to the Obligations. Guarantor remains liable for any deficiency. Any requirement of reasonable notice is satisfied if notice is given at least ten (10) days before the disposition.

15. RELEASE

Upon the indefeasible payment and performance in full of all Obligations, Secured Party shall, at Pledgor’s expense, release the security interest in the Pledged Collateral, authorize the termination of any UCC financing statements, and instruct the Escrow Agent and Transfer Agent to release the Pledged Collateral to Pledgor and remove any related restrictive notations.

16. GENERAL

16.1 No Waiver; Cumulative Remedies. No failure or delay by Lender or Secured Party in exercising any right operates as a waiver, and no single or partial exercise precludes any further exercise. All rights and remedies are cumulative.

16.2 Costs of Enforcement. Guarantor shall pay, on demand, all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Lender or Secured Party in enforcing this Agreement or realizing on the Pledged Collateral.

16.3 Governing Law. This Agreement is governed by the laws of the State of North Carolina, without regard to its conflict of laws principles; provided that the perfection, effect of perfection, and priority of the security interest in the Pledged Collateral may be governed by the Uniform Commercial Code of another jurisdiction to the extent required thereunder.

16.4 Venue; Jury Waiver. Any action arising out of or relating to this Agreement shall be brought exclusively in the state or federal courts located in New Hanover County, North Carolina, and the parties consent to personal jurisdiction and venue therein. GUARANTOR, PLEDGOR, AND LENDER EACH KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT TO TRIAL BY JURY.

16.5 Notices. All notices must be in writing and sent by email (with confirmation of delivery) and by recognized overnight courier to the addresses set forth on the signature page or as otherwise designated in writing.

16.6 Entire Agreement; Amendment. This Agreement, together with the Note and the Control Agreement, constitutes the entire agreement regarding its subject matter. This Agreement may be amended only by a written instrument signed by Guarantor, Pledgor, and Lender.

16.7 Successors and Assigns. This Agreement binds Guarantor and Guarantor’s heirs, executors, administrators, estate, and successors, and Pledgor and its successors, and inures to the benefit of Lender and its successors and permitted assigns under Section 11 of the Note, and shall automatically follow any assignment of the Note made in accordance therewith. Neither Guarantor nor Pledgor may assign its obligations.

16.8 Severability; Counterparts. If any provision is held invalid or unenforceable, the remaining provisions remain in effect. This Agreement may be executed in counterparts, including by electronic signature, each of which is an original and all of which together constitute one instrument.

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SIGNATURES

IN WITNESS WHEREOF, Guarantor and Pledgor have executed this Agreement as of the date first written above.

GUARANTOR:

Jason Ruegg, individually
Date:
Address:
Email:

PLEDGOR:

RUEGG CAPITAL GROUP, INC.

By:
Name:	Jason Ruegg
Title:	President
Date:
Address:	1701 Jel Wade Dr., Wilmington, NC 28401

ACCEPTED: LENDER AND SECURED PARTY

BPC MANAGEMENT, LLC

By:
Name:	[Redacted]
Title:	President

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